AMENDMENT TO SUB-ADMINISTRATIVE SERVICES AGREEMENT

                                      among

                              THE PBHG FUNDS, INC.,
                               PBHG FUND SERVICES
                                       and
                               SEI FUND RESOURCES

     This Amendment Agreement made this ___ day of __________, 1998, by and among THE PBHG FUNDS, INC., a Maryland corporation (the "Company"), with respect to the shares of each portfolio of the Company set forth on Schedule A to this Amendment, PBHG FUND SERVICES, a Pennsylvania business trust (the
"Administrator"), and SEI FUND RESOURCES, a Delaware business trust (the "Sub-Administrator").

                                   WITNESSETH

     In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     1. Amendment to Agreement. The Company, the Administrator and the Sub-Administrator agree to amend the Sub-Administrative Services Agreement between the Company, the Administrator and the Sub-Administrator dated as of July 1, 1996, as amended, for the sole purpose of adding the PBHG Core Value Fund, the PBHG New Opportunities Fund, the PBHG Defensive Equity Fund, the PBHG Enhanced Equity Fund, the PBHG Master Income Fund and the PBHG Short-Term Government Fund, as follows:

     Schedule A to the May 1, 1998 amendment is hereby deleted and replaced with Schedule A attached to this Amendment.

     2. Effect of Amendment. Except as hereinabove modified and amended, the Sub-Administrative Services Agreement will remain unaltered and in full force and effect and is hereby ratified and confirmed in all respects as amended.

     3. Governing Law. This Amendment shall be governed by and construed according to the laws of the Commonwealth of Pennsylvania.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed in duplicate on the day and year first above written.

                                             THE PBHG FUNDS, INC.

Attest:                                      By:
        --------------------------               ------------------------------
        Name:                                    Name:
        Title:                                   Title:


                                             PBHG FUND SERVICES

Attest:                                      By:
        --------------------------               ------------------------------
        Name:                                    Name:
        Title:                                   Title:


                                             SEI FUND RESOURCES

Attest:                                      By:
        --------------------------               ------------------------------
        Name:                                    Name:
        Title:                                   Title:

                                   SCHEDULE A


     The following Portfolios are included under the terms of this Amendment:


PBHG Growth Fund
PBHG Emerging Growth Fund
PBHG International Fund
PBHG Large Cap Growth Fund
PBHG Select Equity Fund
PBHG Cash Reserves Fund
PBHG Technology & Communications Fund
PBHG Core Growth Fund
PBHG Limited Fund
PBHG Large Cap 20 Fund
PBHG Large Cap Value Fund
PBHG Mid-Cap Value Fund
PBHG Strategic Small Company Fund
PBHG Small Cap Value Fund
PBHG Focused Value Fund
PBHG New Opportunities Fund


Dated: ________________, 1998